Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Warner Bros. Discovery, Inc. of our report dated February 23, 2024 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Warner Bros. Discovery, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Washington, District of Columbia

November 7, 2024